UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALDR	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2019, Alder BioPharmaceuticals, Inc. (“Alder”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Cooley LLP at 1700 Seventh Avenue, Suite 1900, Seattle, Washington, 98101. At the Annual Meeting, Alder’s stockholders voted on three proposals, each of which is described in more detail in Alder’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2019 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the certified voting results.

Proposal No. 1. Stockholders elected both nominees for Class II director to serve until Alder’s 2022 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The final voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Paul R. Carter	61,546,181	9,191,763	5,176,166
Wendy L. Yarno	47,104,219	23,633,725	5,176,166

Proposal No. 2. Stockholders approved, on an advisory basis, the compensation of Alder’s named executive officers as disclosed in the Proxy Statement. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,029,531	13,508,387	1,200,026	5,176,166

Proposal No. 3. Stockholders ratified the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as Alder’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,462,405	432,666	19,039	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

Dated: May 24, 2019
By:
/s/ James B. Bucher
James B. Bucher
Executive Vice President and General Counsel